The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 18, 2022

JPMorgan Chase Financial Company LLC	November 2022

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated November    , 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Trigger Jump Securities will pay no interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the Russell 2000® Index and EURO STOXX 50® Index. If the final index value of each underlying index is greater than or equal to 75% of its initial index value, you will receive for each security that you hold at maturity the greater of a cash payment that reflects the index percent change of the worse performing underlying index and a fixed upside payment in addition to the stated principal amount. However, if the final index value of either underlying index is less than 75% of its initial index value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value of the worse performing underlying index from its initial index value. This amount will be less than $7.50 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. Because the payment at maturity is based on the worse performing of the underlying indices, a decline below the trigger level of either underlying index will result in a loss, which may be significant, of your initial investment, even if the other underlying index has appreciated or has not declined below its trigger level. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the upside payment feature that applies to a limited range of the performance of the worse performing underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying indices:		Russell 2000® Index (Bloomberg ticker: RTY Index) (the “RTY Index”) and EURO STOXX 50® Index (Bloomberg ticker: SX5E Index) (the “SX5E Index”) (each an “underlying index”)
Aggregate principal amount:		$
Payment at maturity:		If the final index value of each underlying index is greater than or equal to its trigger level, for each $10 stated principal amount security,
$10 + the greater of (a) $10 × index percent change of the worse performing underlying index and (b) the upside payment
If the final index value of either underlying index is less than its trigger level, for each $10 stated principal amount security,
$10 × performance factor of the worse performing underlying index
This amount will be less than the stated principal amount of $10 per security, and will represent a loss of more than 25%, and possibly all, of your principal amount.
Upside payment:		At least $4.63 per $10 stated principal amount security (at least 46.30% of the stated principal amount) per $10 stated principal amount security. The actual upside payment will be provided in the pricing supplement and will not be less than $4.63 per $10 stated principal amount security.
Trigger level:		With respect to the RTY Index: , which is equal to 75% of its initial index value With respect to the SX5E Index: , which is equal to 75% of its initial index value
Index percent change:		With respect to each underlying index, (final index value - initial index value) / initial index value
Index performance factor:		With respect to each underlying index, the final index value divided by the initial index value
Stated principal amount:		$10 per security
Issue price:		$10 per security (see “Commissions and issue price” below)
Pricing date:		November , 2022 (expected to price on or about November 29, 2022)
Original issue date (settlement date):		December , 2022 (3 business days after the pricing date)
Valuation date:		June 1, 2027, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:		June 4, 2027, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.25(2)	$9.70
$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.25 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming an upside payment equal to the minimum listed above, the estimated value of the securities would be approximately $9.443 per $10 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement , “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Terms continued from previous page:
Initial index value:	With respect to the RTY Index: , which is its closing level on the pricing date With respect to the SX5E Index: , which is its closing level on the pricing date
Final index value:	With respect to each underlying index, its closing level on the valuation date
Worse performing underlying index:	The underlying index with the lower index performance factor
CUSIP / ISIN:	48133J222 / US48133J2226
Listing:	The securities will not be listed on any securities exchange.
November 2022	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and EURO STOXX 50® Index due June 4, 2027, which we refer to as the securities, can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a potential return equal to the greater of the index percent change of the worse performing underlying index and at least 46.30% (as reflected in the upside payment of at least $4.63 per $10 stated principal amount security) if the final index value of each underlying index is greater than or equal to 75% of its initial index value, which we refer to as a trigger level. The actual upside payment will be provided in the pricing supplement and will not be less than $4.63 per $10 stated principal amount security.
▪	To enhance returns and potentially outperform the worse performing underlying index for a limited range of performances of the worse performing underlying index, but only if the final index value of the worse performing underlying index is greater than or equal to its trigger level.
▪	To obtain limited market downside protection against the loss of principal in the event of a decline of the worse performing underlying index as of the valuation date, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., but only if the final index value of the worse performing underlying index is greater than or equal to its trigger level.

If the final index value of either underlying index is less than its trigger level, the securities are exposed on a 1-to-1 basis to any percentage decline of the final index value of the worse performing underlying index from its initial index value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 4.5 years
Upside payment:	At least $4.63 (at least 46.30% of the stated principal amount) per $10 stated principal amount security (to be provided in the pricing supplement)
Trigger level:	With respect to each underlying index, 75% of its initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities
Interest:	None

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

November 2022	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Key Investment Rationale

This investment offers a potential return at maturity based on full participation in the positive performance of the worse performing underlying index, subject to a contingent minimum return, if the final index value of each underlying index is greater than or equal to 75% of its initial index value, which we refer to as a trigger level. However, if the final index value of either underlying index is less than its trigger level, the payment at maturity will be less than $7.50 and could be zero.

Upside Scenario	If the final index value of each underlying index is greater than or equal to its trigger level, the payment at maturity for each security will be equal to $10.00 plus the greater of (a) $10 × the index percent change of the worse performing underlying index and (b) the upside payment of at least $4.63 per $10 stated principal amount security. The actual upside payment will be provided in the pricing supplement and will not be less than $4.63 per $10 stated principal amount security.
Downside Scenario	If the final index value of either underlying index is less than its trigger level, you will lose 1% for every 1% decline of the spot price of the worse performing underlying index from its initial index value to its final index value (e.g., a 50% depreciation of the worse performing underlying index will result in a payment at maturity that is less than the stated principal amount by 50%, or $5 per $10 stated principal amount security).
November 2022	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

How the Enhanced Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$10 per security
Hypothetical upside payment:	$4.63 (46.30% of the stated principal amount) per $10 stated principal amount security (which represents the lowest hypothetical upside payment)*
Trigger level:	With respect to each underlying index, 75% of its initial index value (-25% percent change in its final index value compared with its initial index value)
*The actual upside payment will be provided in the pricing supplement and will not be less than $4.63 per $10 stated principal amount security.

Enhanced Trigger Jump Securities Payoff Diagram

The Enhanced Trigger Jump Securities
The Worse Performing Underlying Index
$10 + $4.63
Hypothetical Upside Payment
Payment at Maturity on the Enhanced Trigger Jump Securities
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
-25.00%
46.30%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Percentage Change in the Closing Level of the Worst Performing Underlying Index

November 2022	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index.  The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement.  For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview” and “EURO STOXX 50® Index Overview,” as applicable, in this pricing supplement.  The actual trigger level of each underlying index will be provided in the pricing supplement. All payments on the securities, if any, are subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$10 per $10 stated principal amount security
Hypothetical initial index value:	With respect to the RTY Index: 100.00 With respect to the SX5E Index: 100.00
Hypothetical upside payment:	$4.63 (46.30% of the stated principal amount) per $10 stated principal amount security (which represents the lowest hypothetical upside payment)
Interest:	None

EXAMPLE 1: Each underlying index appreciates moderately and investors receive the stated principal amount plus the upside payment.

Final value		RTY Index: 110.00 SX5E Index: 105.00
Index percent change		RTY Index: (110.00 – 100.00) / 100.00 = 10% SX5E Index: (105.00 – 100.00) / 100.00 = 5%
Payment at maturity	=	$10 + greater of (a) $10 × index percent change of the worse performing underlying index and (b) the upside payment
	=	$10 + $4.63
	=	$14.63

In example 1, the closing level of the RTY Index has appreciated by 10% and the closing level of the SX5E Index has appreciated by 5% as of the valuation date. Because the final index value of each underlying index is at or above its trigger level and the upside payment of $4.63 is greater than $10 × index percent change of the worse performing underlying index (5%), investors receive at maturity the stated principal amount plus the upside payment of $4.63. Investors receive $14.63 per $10 stated principal amount security at maturity.

EXAMPLE 2: Each underlying index appreciates substantially and investors receive a payment at maturity greater than the stated principal amount plus the upside payment.

Final value		RTY Index: 160.00 SX5E Index: 180.00
Index percent change		RTY Index: (160.00 – 100.00) / 100.00 = 60% SX5E Index: (180.00 – 100.00) / 100.00 = 80%
Payment at maturity	=	$10 + greater of (a) $10 × index percent change of the worse performing underlying index and (b) the upside payment
	=	$10 × 60%
November 2022	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

=	$16.00

In example 2, the closing level of the RTY Index has appreciated by 60% and the closing level of the SX5E Index has appreciated by 80% as of the valuation date.  Because the final index value of each underlying index is at or above its trigger level and $10 × the index percent change of the worse performing underlying index (60%) is greater than the upside payment of $4.63, investors receive at maturity the stated principal amount times the index percent change of the worse performing underlying index.  Investors receive $16.00 per $10 stated principal amount security at maturity.

EXAMPLE 3: One underlying index appreciates moderately while the other declines to below its initial index value, but not by more than its trigger level, as of the valuation date, and investors receive the stated principal amount plus the upside payment.

Final value		RTY Index: 110.00 SX5E Index: 75.00
Index percent change		RTY Index: (110.00 – 100.00) / 100.00 = 10% SX5E Index: (75.00 – 100.00) / 100.00 = -25%
Payment at maturity	=	$10 + greater of (a) $10 × index percent change of the worse performing underlying index and (b) the upside payment
	=	$10 + $4.63
	=	$14.63

In example 3, the closing level of the SX5E Index has declined by 25% to below its initial index value, while the closing level of the RTY Index has appreciated by 10% as of the valuation date. Because the final index value of each underlying index is at or above its trigger level and the upside payment of $4.63 is greater than $10 × index percent change of the worse performing underlying index (-25%), investors receive at maturity the stated principal amount plus the upside payment of $4.63.  Investors receive $14.63 per $10 stated principal amount security at maturity.  This is the case even though one of the underlying indices has depreciated.

EXAMPLE 4: One underlying index declines to below its trigger level while the other appreciates as of the valuation date, and investors are exposed to the decline in the worse performing underlying index from its initial index value.

Final value		RTY Index: 105.00 SX5E Index: 60.00
Index performance factor		RTY Index: 105.00 / 100.00 = 105% SX5E Index: 60.00 / 100.00 = 60%
Payment at maturity	=	$10 × index performance factor of worse performing underlying index
	=	$10 × 60%
	=	$6

In example 4, the final index value of the RTY Index is greater than its trigger level. However, the final index value of the SX5E Index has declined by 40% to below its trigger level. Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worse performing underlying index in this example, and receive a payment at maturity of $6 per $10 stated principal amount security. Investors lose 1% of the stated principal amount for every 1% decline in the closing level of the SX5E Index from its initial index value, even though the other underlying index has appreciated from its initial index value.

November 2022	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

EXAMPLE 5: Each underlying index declines to below their respective trigger levels as of the valuation date, and investors are exposed to the decline in the worse performing underlying index from its initial index value.

Final value		RTY Index: 30.00 SX5E Index: 50.00
Index performance factor		RTY Index: 30.00 / 100.00 = 30% SX5E Index: 50.00 / 100.00 = 50%
Payment at maturity	=	$10 × index performance factor of worse performing underlying index
	=	$10 × 30%
	=	$3

In example 5, the final index values of the RTY Index and SX5E Index are less than their respective trigger levels. The closing level of the RTY Index has declined by 70%, while the closing level of the SX5E Index has declined by 50%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worse performing underlying index in this example, and receive a payment at maturity of $3 per $10 stated principal amount security.

Because the payment at maturity of the securities is based on the worse performing of the underlying indices, a decline in either of the underlying indices below its trigger level will result in a loss, which may be significant, of your initial investment, even if the other underlying index has appreciated.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2022	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of the stated principal amount at maturity. If the final index value of either underlying index is less than its trigger level, you will receive for each security that you hold a payment at maturity that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the closing level of the worse performing underlying index on the valuation date from its initial index value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final index value of either underlying index is less than its trigger level, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you will lose more than 25% of your principal amount and may lose all of your principal amount at maturity.
▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying index assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive at least the upside payment, each underlying index must close at or above its trigger level on the valuation date. If either underlying index has declined below its trigger level as of the valuation date, you will be fully exposed to the decline in the worse performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying index has appreciated. Under this scenario, the value of any payment at maturity will be less than 80% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worse performing underlying index, you are exposed to greater risks of sustaining a loss on your investment than if the securities were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that an underlying index will close below its trigger level on the valuation date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of the underlying index other than the worse performing underlying index. Therefore it is more likely that you will suffer a loss, which may be significant loss, of your initial investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
November 2022	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final index value of either underlying index is less than its trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the worse performing underlying index.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the upside payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the upside payment.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as
November 2022	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the trigger levels and the final index values and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either underlying index or calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and the trigger levels and, therefore, could potentially increase the values that the final index values must reach so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final index values and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan
November 2022	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each underlying index;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
November 2022	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	Investing in the securities is not equivalent to investing in either underlying index. Investing in the securities is not equivalent to investing in either underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the securities. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in either underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or either underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

November 2022	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on November 16, 2022:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 11/16/2021):	2,405.024
Current Closing Level:	1,853.165	52 Week Low (on 6/16/2022):	1,649.836
52 Weeks Ago (on 11/16/2021):	2,405.024

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2017 through November 16, 2022. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on November 16, 2022 was 1,853.165. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on the valuation date. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
November 2022	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter (through November 16, 2022)	1,889.204	1,682.403	1,853.165

Russell 2000® Index Historical Performance – Daily Closing Levels* January 3, 2017 to November 16, 2022

3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22

**Source: Bloomberg**

*The dotted line in the graph indicates the hypothetical trigger level, equal to 75% of the closing level on November 16, 2022. The actual trigger level will be based on the closing level on the pricing date.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

November 2022	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement.

Information as of market close on November 16, 2022:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 11/16/2021):	4,401.49
Current Closing Level:	3,882.78	52 Week Low (on 9/29/2022):	3,279.04
52 Weeks Ago (on 11/16/2021):	4,401.49

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 1, 2017 through November 16, 2022. The graph following the table sets forth the daily closing levels of the EURO STOXX 50® Index during the same period. The closing level of the EURO STOXX 50® Index on November 16, 2022 was 3,882.78. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on the valuation date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
November 2022	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter (through November 16, 2022)	3,915.09	3,331.53	3,882.78

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 3, 2017 to November 16, 2022

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22

**Source: Bloomberg**

*The dotted line in the graph indicates the hypothetical trigger level, equal to 75% of the closing level on November 16, 2022. The actual trigger level will be based on the closing level on the pricing date.

License Agreement. The SX5E Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the SX5E Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement” in the accompanying underlying supplement.

November 2022	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two

November 2022	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

November 2022	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Enhanced Trigger Jump Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview” and “EURO STOXX 50® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•       is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•      is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•      is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•      is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is

November 2022	Page 20

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal

November 2022	Page 21

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index due June 4, 2027

Principal at Risk Securities

information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the securities:	The securities will initially be represented by a type of global security that we refer to as a master note.
A master note represents multiple securities that may be issued at different times and that may have different terms.
The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

November 2022	Page 22